AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the "Amendment"), made effective this **1st day of January 2020** (the "Effective Date"), is entered into by and among DSS Cyber Security Pte. Ltd ("DCS"), Document Security Systems, Inc. ("DSS") (collectively, the "Company") and **Chan Heng Fai** (the "Executive") on the date set forth on the signature page.

WHEREAS, the Company and Executive entered into that certain Employment Agreement dated September 23, 2019 (the "Employment Agreement") (capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Employment Agreement); and

WHEREAS, the parties hereto desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. **Initial Period.** Prior to the Effective date of this Amendment, during the period of July 15, 2019 till December 31, 2019 ("Initial Period") the terms of the original Employment Agreement applied. The Company and the Executive agree that outstanding Performance Bonus due to the Executive for the Initial Period is US$61,799.49 and that this amount will be paid to the Executive in cash as a director's fee.

2. **Term.** Section 1 of the Employment Agreement ("Term of Employment") is hereby amended by deleting the entire section thereof and replacing it with the following:

> "The Company agrees to employ Executive, and Executive agrees to work for the Company, upon the terms set forth in this Agreement, for the period commencing on July 15, 2019 (the "Commencement Date") and ending on December 31, 2022 (the "Term"). This Agreement shall terminate in accordance with the provisions of Section 4, below."

3. **Compensation and Bonus.** Section 3.1, 3.2, 3.3, 3.4, and 3.5 of the Employment Agreement ("Compensation, Benefits and Equity") are hereby amended by deleting the entire section thereof and replacing it with the following:

> "3.1 Salary. The Company shall pay Executive a monthly base salary of $1.00 less applicable payroll withholdings, which shall be payable in accordance with the Company's customary payroll practices (the "Base Salary").

3.2 Growth Bonus. The Executive is eligible for a performance bonus based upon the annual market capitalization growth of DSS (the "Growth Bonus"). The Growth Bonus will be calculated based upon 5% of the Market Capitalization Growth. The calculation, administration and payment of the Growth Bonus will be determined on an annual basis and will be payable annually. The calculation of Growth Bonus shall be made within seven (7) days after DSS's fiscal year end; then the Executive shall make an election of cash, stock or a combination as to the payment method of Growth Bonus within fourteen (14) days; and after the election of payment method, the Growth Bonus shall be paid to the Executive within fourteen (14) days. The first calculation will be done based on the fiscal year ending December 31, 2020 in comparison with the fiscal year ending December 31, 2019.

3.3. NAV Bonus. The Executive is also eligible for a performance bonus based upon the annual net asset value change of DSS. The NAV Bonus will be based upon 5% of the Net Asset Value Change. The calculation, administration and payment of the NAV Bonus will be determined on an annual basis and will be payable annually. The calculation of NAV Bonus shall be paid within seven (7) days after publication of DSS's audited annual consolidated financial statements; then the Executive shall make an election of cash, stock or a combination as to the payment method of NAV Bonus within fourteen (14) days; and the NAV Bonus shall be paid to the Executive within fourteen (14) days from the election of the payment method. The first calculation will be done based on the fiscal year ending December 31, 2020 in comparison with the fiscal year ending December 31, 2019

3.4 Definitions

(a) Performance Bonus. "Performance Bonus" shall mean both the Growth Bonus and NAV Bonus.

(b) Market Capitalization Growth. "Market Capitalization Growth" shall mean the increase in the fiscal year over year value of DSS's Market Cap. DSS's "Market Cap" is equal to the product of (a) the total number of outstanding shares as of December 31st, as reported by DSS's transfer agent, and (b) the 10-day volume weighted average price ("VWAP") of DSS common stock on the Principal Trading Market prior to December 31st of each year, as reported by the Principal Trading Market or other reliable source as to the Company and Executive mutually agree. However, the Growth Bonus shall be deemed zero for the purposes of this calculation if the Market Capitalization Growth is less than 0%.

For the sake of clarity in Growth Bonus calculation and for example only,

If DSS's Market Cap was, as of:

Period 1: December 31, 2020 = $50,000,000 ($1.00 10-day VWAP with 50,000,000 shares outstanding)
Period 2: December 31, 2021 = $100,000,000 ($2.00 10-day VWAP with 50,000,000 shares outstanding)

Calculation:

- *(Period 2 minus Period 1) x .05, or ($100,000,000 – $50,000,000)) x.05 = $2,500,000.*

Therefore, total bonus associated with Market Capitalization Growth = $2,500,000

(c) Net Asset Value Change. "Net Asset Value Change" shall mean the increase in year over year value of DSS's NAV calculated on December 31st of each year in accordance with generally accepted accounting principles, or GAAP. DSS's "NAV" is equal to DSS's total assets minus total liabilities determined in accordance with GAAP. However, the NAV Bonus shall be deemed zero for the purposes of this calculation if the Net Asset Value Change is less than 0%.

For the sake of clarity in the bonus calculation and for example only,

If the net asset value of DSS totaled, as of:

Period 1: December 31, 2020 = $3,000,000
Period 2: December 31, 2021 = $3,600,000

Calculation:

- *(Period 2 minus Period 1) x .05, or ($3,600,000 - $3,000,000) x.05 = $30,000.*

Therefore, total bonus associated with Net Asset Value Change = $30,000.

(d) Principal Trading Market. "Principal Trading Market" shall mean the national securities exchange or other trading market on which DSS common stock is primarily listed on and quoted for trading, which, as of the date hereof, shall be the NYSE Amex.

3.5 Base Salary and Performance Bonus Payment Option. Subject to the Company having available shares under its Employee, Director and Consultant Equity Incentive Plan or equivalent plan (the "Plan"), the Executive shall have the option to be paid his annual Base Salary and/or Performance Bonus, if any, less any

applicable payroll withholdings, in either cash or in equivalent unrestricted registered DSS common stock via the Plan.

If the Executive elects to have either the Base Salary and/or the Performance Bonuses paid in DSS common stock via the Plan, the Executive must make the request in writing to DSS's CEO or CFO. The conversion rate from cash to DSS stock shall be the Principal Trading Market 10-day VWAP for the DSS stock immediately before the date the Executive makes the written request to elect payment in stock. Further, the Executive can elect to have the payment of the DSS common stock paid to him monthly or quarterly after the calculation and election of payment method as set forth in Sections 3.2 and 3.3. Such payment can be made by physical DSS stock certificate or by electronic deposit to his designated stock brokerage account.

If this Employment Agreement, as amended, is terminated prior to the end of its term pursuant to Section 5, the termination date (the "Early Termination Date") of this Employment Agreement shall be used for the purposes of calculating both types of the Performance Bonus and the value of each type of Performance Bonus will be calculated based on the Market Capitalization Growth or the Net Asset Value Change, as applicable, from the most recent fiscal year end to the Early Termination Date of this Agreement."

4. **Counterparts**. This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

5. **Ratification**. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term "Agreement" in this Amendment or the original Agreement shall include the terms contained in this Amendment.

[Signature Page Follows]

[SIGNATURE PAGE AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT]

____
Name: **Chan Heng Fai** (Executive)

Date: ______________

DOCUMENT SECURITY SYSTEMS, INC.

By: ______________________

Title: CEO.

Date: 11/19/2020.

DSS CYBER SECURITY PTE. LTD.

By: Lim Sheng Hon Danny

Title: Director.

Date: ______________.